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                                                                   Exhibit 23.2



                      CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Prospectus constituting part of this Registration Statement on Form S-3 of our report dated May 28, 1998, appearing on page F-1 of Metal Management, Inc.'s Annual Report on Form 10-K for the year ended March 31, 1998 and our report dated May 28, 1998, relating to the supplementary consolidated financial statements of Metal Management, Inc., appearing in Metal Management, Inc.'s Current Report on Form 8-K dated July 1, 1998. We also consent to the reference to us under the heading "Experts" in such Prospectus.





PricewaterhouseCoopers LLP
Chicago, Illinois
July 1, 1998